UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	84-0988566
(State of Incorporation)	(I.R.S. Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301

(Address of principal executive offices, including zip code)

(303) 442-4333

(Registrant's Telephone Number, including area code)

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Stephen F. Smith
Vice President, Chief Financial Officer

Exabyte Corporation
1685 38th Street
Boulder, Colorado 80301
(303) 442-4333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Stock Purchase and Common Stock (par Value $.001 )	500,000	$4.375	$2,187,500	$577.50

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low price of the Registrant's Common Stock on June 12, 2000 as reported on the Nasdaq National Market.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8
NOS. 33-33414 AND 333-09279

The contents of the Registration Statement on Form S-8 Nos. 33-33414 and 333-09279 filed with the Securities and Exchange Commission on February 9, 1990 and July 31, 1996, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of General Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of General Counsel is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1	Employee Stock Purchase Plan, as amended and restated on January 17, 2000.

 SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 16, 2000.

EXABYTE CORPORATION

By:	/s/ Stephen F. Smith
Title:	Stephen F. Smith Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Marriner and Stephen F. Smith, and each or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William L. Marriner	Chairman of the Board, President and Chief Executive	June 16, 2000
William L. Marriner	Officer(Principal Executive Officer)

/s/ Peter D. Behrendt	Director	June 16, 2000
Peter D. Behrendt

/s/ Stephen C. Johnson	Director	June 16, 2000
Stephen C. Johnson

/s/ A. Laurence Jones	Director	June 16, 2000
A. Laurence Jones

/s/ Thomas E. Pardun	Director	June 16, 2000
Thomas E. Pardun

/s/ Ralph Z. Sorenson	Director	June 16, 2000
Ralph Z. Sorenson

INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of General Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of General Counsel is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1	Employee Stock Purchase Plan, as amended and restated on January 17, 2000.